UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

CLEANTECH INNOVATIONS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-35002	98-0516425
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

C District, Maoshan Industry Park, Tieling Economic Development Zone, Tieling, Liaoning Province, China	112616
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (86) 0410-6129922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2011, Liaoning Creative Wind Power Equipment Co., Ltd., a wholly owned subsidiary of CleanTech Innovations, Inc., won its bid for a wind tower supply contract from Huaneng Renewable Ltd., a subsidiary of the China Huaneng Group, the largest energy company in China. The contract provides for the delivery of 33 wind towers in the amount of RMB 40.92 million (US$6.2 million), including VAT, under standard payment terms. We expect to commence delivery of the wind tower units in 2011.

Item 8.01 Other Events

On March 2, 2011, CleanTech Innovations, Inc. issued a press release announcing its winning of the wind tower contract described in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.99, which shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.99	Press Release “CleanTech Innovations, Inc. Wins $6.2 Million Wind Tower Supply Contract From China's Largest Energy Company,” dated March 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH INNOVATIONS, INC.
(Registrant)
Date:	March 2, 2011	By:	/s/ Bei Lu
		Name:	Bei Lu
		Title:	Chief Executive Officer